FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA
FEB 12 1999
No. C 4139-96
/s/ Dean Heller
DEAN HELLER, Secretary of State



                   CERTIFICATE OF AMENDMENT TO
                    ARTICLES OF INCORPORATION
                                OF
                SILVER STRIKE MINING COMPANY, INC.

    We the undersigned as President and Secretary of Silver Strike Mining Company, Inc. do hereby certify:

            That the Board of Directors of said Corporation at a meeting duly convened and held on Janaury 26, 1999 adopted a Resolution to amend the original Articles as follows:

                A. Delete Article I in its entirety and substitute in its place the following:

                            ARTICLE I

        The name of the Corporation is Halifax International, Inc.

    The above Amendment to the Articles of Incorporation was adopted by the holders of a majority, 613,500 common shares of the 1,022,500 outstanding common shares of the Corporation on January 28, 1999.

                             /s/ Martin Goicoechea
                            ____________________________________
                            Martin Goicoechea, President

                            /s/ Anita Patterson
                            ____________________________________
                            Anita Patterson, Secretary/Treasurer

STATE OF UTAH        )
                     : ss.
COUNTY OF SALT LAKE  )

    On this 29th day of January, 1999, personally appeared before me Martin Goicoechea and Anita Patterson, personally known to me or provided to me on the basis of satisfactory evidence to be the persons whose names are signed on the preceding document, and acknowledged to me that they signed it voluntarily for its stated purpose.

                             /s/  M. Jeanne Ball
                            ____________________________________
                            NOTARY PUBLIC

<Notary stamp of:
M. Jeanne Ball
215 So. State 12th Flr
Salt Lake City, Utah 84111
My Commission Expires
February 4, 1999
State of Utah>